EXHIBIT 1.1


                         40,000,000 FELINE PACS(sm)
            (Initially Consisting of 40,000,000 Income PACS(sm))

                        The Williams Companies, Inc.


                           UNDERWRITING AGREEMENT


                                                              January 7, 2002

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
c/o MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
4 World Financial Center
North Tower
New York, New York 10080

Dear Sirs:

         The Williams Companies, Inc., a Delaware corporation (the "Company"), proposes to sell 40,000,000 FELINE PACS (the "Firm Securities") of the Company to the several Underwriters (the "Underwriters") named in
Schedule 1 hereto, subject to the conditions hereinafter stated. Each FELINE PACS initially will consist of a unit (referred to as "Income PACS") with a stated amount of $25 (the "Stated Amount") comprised of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder will agree to purchase from the Company on February 16, 2005 (the "Purchase Contract Settlement Date"), a number of shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and (ii) the Company will pay to the holder thereof contract adjustment payments of 2.50% of the Stated Amount, and (b) a 6.50% Note due 2007 (the "Notes"), in a principal amount of $25. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. shall act as representatives (the "Representatives") of the several Underwriters.


(SM) Service mark of Merrill Lynch & Co., Inc.


         In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 6,000,000 FELINE PACS on the terms and for the purposes set forth in Section 3 (the "Option Securities"). The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the "Securities." This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

         Capitalized terms used herein without definition shall be used as defined in the Prospectus (as defined below).

         In accordance with the terms of the Purchase Contract Agreement, to be dated as of January 14, 2002 (the "Purchase Contract Agreement"), between the Company and JP Morgan Chase Bank, as purchase contract agent (the "Purchase Contract Agent"), the Notes constituting a part of the Securities will be pledged by the Purchase Contract Agent, on behalf of the holders of the Income PACS, to JP Morgan Chase Bank, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of January 14, 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter called the "Shares." The rights and obligations of a holder of Securities in respect of Notes, subject to the pledge thereof, and Purchase Contracts will be evidenced by Security Certificates (the "Security Certificates") to be issued pursuant to the Purchase Contract Agreement.

         The Notes will be issued pursuant to the Senior Indenture, dated as of November 10, 1997, between the Company and Bank One Trust Company, National Association, as trustee (the "Trustee") and a Sixth Supplemental Indenture thereto to be dated as of January 14, 2002 (the "Supplemental Indenture"; such Indenture as amended and supplemented to the date hereof and as further amended and supplemented by the Supplemental Indenture is herein referred to as the "Indenture").

         Pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be dated as of January 14, 2002, between the Company, the Purchase Contract Agent and Merrill Lynch, certain Notes may be remarketed, subject to the terms and conditions set forth in the Remarketing Agreement.

         As used in this Agreement, the term "Operative Documents" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Senior Notes and the Indenture.

         SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

         (a) A registration statement on Form S-3 with respect to debt securities, preferred and common stock of the Company, warrants, purchase contracts and units (collectively, the "Shelf Securities"), including the Securities, has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement includes a prospectus relating to the Shelf Securities. In addition, the Company has filed, or will file within the applicable time period set forth in the Rules and Regulations, with the Commission, a prospectus supplement specifically relating to the Securities pursuant to Rule 424 of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Securities, in the form first used to confirm sales of the Securities. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include, in each case, the material, if any, incorporated by reference therein; "Effective Time" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; and the terms "supplement", "amend" and "amendment", as used in this Agreement with respect to the Registration Statement or the Prospectus, shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. To the best of the Company's knowledge, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         (b) The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

         (c) The Company and each of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) (each, a "Significant Subsidiary" and collectively, "Significant Subsidiaries"), which are listed on Schedule 2 hereto, have been duly incorporated (in the case of each Significant Subsidiary which is a corporation) or otherwise validly formed and are validly existing in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where failure to have such qualifications would not, singly or in the aggregate, have a material adverse effect on the consolidated financial position, results of operation, business or prospects of the Company and its subsidiaries, taken as a whole, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged. The Company has full power to execute and deliver and perform its obligations under this Agreement and each of the Operative Documents to which it is a party.

         (d) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary (in the case of each Significant Subsidiary which is a corporation) have been duly authorized and validly issued and are fully paid and non-assessable and (except for directors' qualifying shares and as disclosed in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (e) The Indenture has been duly authorized and, upon execution and delivery of the Supplemental Indenture relating to the Securities by the Trustee and the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and
(ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         (f) The Notes have been duly authorized and, at each Delivery Date, will have been validly executed and delivered by the Company. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to the purchasers thereof against payment for the stated consideration therefor, they will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. At each Delivery Date, the Notes will conform as to legal matters to the description thereof contained in the Prospectus.

         (g) The Pledge Agreement and the Purchase Contract Agreement have been duly authorized and, upon execution and delivery thereof, will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         (h) The Remarketing Agreement has been duly authorized and, upon execution and delivery thereof, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms except as
(a) the enforceability thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and rights of acceleration and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (b) rights to indemnification and contribution thereunder may be limited by applicable law.

         (i) The FELINE PACS (which include the Income PACS) have been duly authorized and when executed and delivered by the Company will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, and will conform in all material respects to the description thereof in the Prospectus. The Income PACS and the Shares have been duly registered under the Exchange Act and have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance; and the issuance of the FELINE PACS will not be subject to preemptive or other similar rights. All corporate action required to be taken for the authorization, issuance and delivery of the Income PACS has been validly taken.

         (j) The Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement have been duly authorized for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non- assessable; and the issuance of the Shares is not and will not be subject to preemptive or other similar rights, and the preferred stock purchase rights under the Rights Agreement dated as of February 6, 1996 (the "Rights Agreement") to which holders of the Shares will be entitled, will be validly issued and the Shares will conform in all material respects to the description thereof contained in the Prospectus.

         (k) This Agreement has been duly authorized, executed and delivered by the Company.

         (l) The execution, delivery and performance of each of the Operative Documents by the Company and the consummation of the transactions contemplated hereby or thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, other than such conflicts, breaches, violations or defaults which, singly or in the aggregate, would not have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation known to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and except for the registration of the Securities under the Securities Act and the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Securities Act, applicable state securities laws and securities laws of foreign jurisdictions in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of any of the Operative Documents and the consummation of the transactions contemplated hereby or thereby.

         (m) Except for that certain Williams Preferred Stock Remarketing, Registration Rights and Support Agreement dated March 23, 2001 among the Company, Williams Share Trust, WCG Note Trust, United States Trust Company of New York and Credit Suisse First Boston Corporation and that certain Joint Venture Sponsor Agreement dated December 28, 2000 among the Company, Williams Field Services Company, Prairie Wolf Investors, L.L.C., Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and other Indemnified Parties (as defined therein), and except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include any securities of the Company in the securities registered pursuant to the Registration Statement.

         (n) Neither the Company nor any of its Significant Subsidiaries has sustained, since the respective dates as of which information is given in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that has resulted in, or is reasonably likely to result in, a material adverse change in the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

         (o) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly, in all material respects, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be indicated in the notes thereto.

         (p) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears, or is incorporated by reference, in the Prospectus and who have delivered the initial letter referred to in Section 7(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (q) The Company and each of its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties and as the Company believes is customary for companies engaged in similar businesses in similar industries.

         (r) The Company and each of its Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, singly or in the aggregate, in the judgment of the Company, is reasonably likely to result in any material adverse change in the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

         (s) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject which could reasonably be expected to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (t) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

         (u) No business or related party transaction exists which is required by Item 404 of Regulation S-K to be described in the Prospectus which is not so described.

         (v) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (w) The Company has filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, other than those filings or payments being contested in good faith, and the Company has not received notice that any tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had or is reasonably likely to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

         (x) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus or with respect to the subsequent issuance of shares of Common Stock, if any, pursuant to employee or director benefit plans, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, except, in case of (ii) and (iii), for such liabilities, obligations or transactions that have not had or are not reasonably expected to have, a material adverse effect on the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole or (iv) declared or paid any dividend on its capital stock.

         (y) The Company (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (z) Neither the Company nor any of its Significant Subsidiaries
(i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in case of (ii) and
(iii), for such defaults, violations, or failures to obtain such authorizations or permits that have not had or are not reasonably expected to have, a material adverse effect on the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

         (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (bb) The Company is not, and, after giving effect to the offering contemplated hereby and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         SECTION 2. Purchase of the Securities by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Firm Securities to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Securities set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Securities shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

         In addition, the Company grants to the Underwriters an option to purchase up to 6,000,000 Option Securities. Such option is granted for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in Section 4 hereof. Option Securities shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto.

         The price of both the Firm Securities and any Option Securities to be paid by the Underwriters shall be $24.25 per Income PACS.

         The Company shall not be obligated to deliver any of the Securities to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Securities to be purchased on such Delivery Date as provided herein.

         SECTION 3. Offering by the Underwriters.

         Upon authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

         SECTION 4. Delivery of and Payment for the Securities. Delivery of and payment for the Firm Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on January 14, 2002 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Securities to the Representatives for the account of each Underwriter, or deliver or cause to be delivered to a securities intermediary designated by the Representatives of such certificates and crediting to the securities account designated by such Representatives at such securities intermediary for the account of each Underwriter of security entitlements in respect of the Firm Securities against, in each case, payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Securities shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Securities, the Company shall make the certificates representing the Firm Securities available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         The option granted in Section 2 will expire 30 days after the date of this Agreement, subject to certain limitations separately agreed upon, and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Securities as to which the option is being exercised, the names in which the certificates representing the Option Securities are to be registered, the denominations in which such certificates representing the Option Securities are to be issued and the date and time, as determined by the Representatives, when the certificates representing the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the certificates representing the Option Securities are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date".

         Delivery of and payment for the Option Securities shall be made at the place specified in the first sentence of the first paragraph of this
Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Securities shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Securities, the Company shall make the certificates representing the Option Securities available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

         The Notes will be pledged with the Collateral Agent to secure the obligations of the holders to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent of the relevant Notes at the relevant Date of Delivery in accordance with the Pledge Agreement.

         SECTION 5. Further Agreements of the Company. The Company agrees:

         (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and
(ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

         (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld;

         (f) As soon as practicable after the date of this Agreement, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

         (g) Promptly from time to time to take such action, with the cooperation of the Representatives, as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Securities;

provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (h) During the period of ninety (90) days from the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any FELINE PACS, purchase contracts, Common Stock or any similar securities or any security convertible into or exercisable or exchangeable for or repayable with FELINE PACS, purchase contracts, Common Stock or similar securities; or (B) directly or indirectly, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic equivalent of ownership of FELINE PACS, purchase contracts, Common Stock or similar securities or any security convertible into or exercisable or exchangeable for or repayable with FELINE PACS, purchase contracts, Common Stock or similar securities whether any such swap or transaction is to be settled by delivery of FELINE PACS, purchase contracts, Common Stock or similar securities or other securities. The foregoing sentence shall not apply (i) in connection with the offering and sale of any Securities to the Underwriters pursuant to this Agreement; (ii) to any purchases, issuances or grants of options, rights or warrants under the Company's employee or director compensation and benefits plans, or used for similar employee compensation or benefit purposes; (iii) to any purchases and issuances under the Company's direct stock purchase and dividend reinvestment plan or
(iv) to shares of Common Stock used as consideration for acquisitions or issued in connection with strategic alliances (provided that the recipient of any such shares of Common Stock agrees to be bound by the transfer restrictions set forth herein for the unexpired remaining term thereof);

         (i) To apply for the listing of the Income PACS and the Shares on the New York Stock Exchange, and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

         (j) To reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligation to issue Shares upon settlement of the Purchase Contracts;

         (k) To apply the net proceeds from the sale of the Securities as set forth in the Prospectus; and

         (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended.

         SECTION 6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing the Operative Documents and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) any filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) any applicable listing or other fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered (with the approval of the Company) in connection with the road show and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

         SECTION 7. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) All corporate proceedings and other legal matters incident to the authorization of the Operative Documents, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to such Operative Documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) William von Glahn, Senior Vice President and General Counsel of the Company, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

         (i) The Company and each of its Significant Subsidiaries have been duly incorporated (in the case of each Significant Subsidiary that is a corporation) or otherwise validly formed and are validly existing in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent such failure to be qualified or in good standing would not have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged as described in or contemplated by the Registration Statement; and all of the issued shares of capital stock of each Significant Subsidiary (in the case of each Significant Subsidiary that is a corporation) have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares and as disclosed in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company has full power to execute and deliver and perform its obligations under this Agreement and each of the Operative Documents to which it is a party;

         (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject which could reasonably be expected to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or pending by governmental authorities or threatened by others;

         (iii) To the best of such counsel's knowledge, except for that certain Williams Preferred Stock Remarketing, Registration Rights and Support Agreement dated March 23, 2001 among the Company, Williams Share Trust, WCG Note Trust, United States Trust Company of New York and Credit Suisse First Boston Corporation and that certain Joint Venture Sponsor Agreement dated December 28, 2000 among the Company, Williams Field Services Company, Prairie Wolf Investors, L.L.C., Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and other Indemnified Parties (as defined therein), and except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement;

         (iv) The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

         (v) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of such counsel, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased (but not including property on which the Company had or has easements or similar rights) by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole;

         (vi) The Company has an authorized capitalization as set forth in the Prospectus under the "Actual" column under the caption "Capitalization," and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus;

         (vii) The Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Company;

         (viii) The Notes have been duly authorized, executed and delivered by the Company;

         (ix) The Pledge Agreement, the Purchase Contract Agreement and the Remarketing Agreement have been duly authorized, executed and delivered by the Company;

         (x) The Income PACS have been duly authorized, executed and delivered by the Company and all corporate action required to be taken for the authorization, issuance and delivery of the FELINE PACS has been validly taken;

         (xi) The Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement have been duly authorized for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not and will not be subject to preemptive or other similar rights, and the preferred stock purchase rights under the Rights Agreement to which holders of the Shares will be entitled, will be validly issued and the Shares will conform in all material respects to the description thereof contained in the Prospectus;

         (xii) Except for that certain Williams Preferred Stock Remarketing, Registration Rights and Support Agreement dated March 23, 2001 among the Company, Williams Share Trust, WCG Note Trust, United States Trust Company of New York and Credit Suisse First Boston Corporation and that certain Joint Venture Sponsor Agreement dated December 28, 2000 among the Company, Williams Field Services Company, Prairie Wolf Investors, L.L.C., Arctic Fox Assets, L.L.C., Williams Energy (Canada), Inc. and other Indemnified Parties (as defined therein) and except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company's charter or by-laws or any agreement or other instrument to which the Company is a party;

         (xiii) Neither the Company nor any of its Significant Subsidiaries
         (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in case of (ii) and (iii), for such defaults, violations, or failures to obtain such authorizations or permits that have not had or are not reasonably expected to have, a material adverse effect on the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole;

         (xiv) The execution, delivery and performance of the Operative Documents by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, other than such conflicts, agreements, breaches, violations or defaults which, singly or in the aggregate, would not have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation known to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and except for the registration of the Securities under the Securities Act and the Exchange Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Securities Act, applicable state securities laws and securities laws of foreign jurisdictions in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated thereby;

         (xv) The Company is not, and after giving effect to the offering of the Securities and the application of the net proceeds therefrom will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

         (xvi) The statements (1) under the captions "Description of Debt Securities", "Description of Common Stock", "Description of Preferred Stock" and "Plan of Distribution" in the Basic Prospectus, (2) in the Registration Statement under Item 15 and
         (3) in the Company's most recent Annual Report on Form 10-K or Form 10/K-A, as the case may be, and in the Company's most recent Quarterly Report on Form 10-Q under "Business" and "Legal Proceedings", in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings and fairly summarize the matters referred to therein;

         (xvii) After due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is subject which is required to be described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and

         (xviii) Such counsel (a) is of the opinion that (except as to the financial statements and financial and statistical data included therein, as to which such counsel need not express any opinion) each document, if any, filed pursuant to the Exchange Act and incorporated by reference into the Registration Statement and the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (b) is of the opinion that the Registration Statement and the Prospectus, as amended or supplemented, if applicable (except as to the financial statements included therein, as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the Rules and Regulations, (c) believes that (except as to the financial statements and financial and statistical data included therein, as to which such counsel need not express any belief), each part of the Registration Statement when such part became effective or was incorporated by reference into the Registration Statement did not contain, and as of the date of such opinion, does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or to make the statements therein not misleading, and (d) believes that (except as to the financial statements and financial and statistical data included therein, as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the State of Oklahoma and the General Corporation Law of the State of Delaware.

         (d) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, shall have furnished to the Representatives their written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

         (i) The Indenture, upon execution and delivery of the Supplemental Indenture relating to the Securities by the Trustee and the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by
         (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity);

         (ii) When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to the purchasers thereof against payment for the stated consideration therefor, they will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity). The Notes conform as to legal matters to the description thereof contained in the Prospectus;

         (iii) The Pledge Agreement and the Purchase Contract Agreement, upon execution and delivery thereof, will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) would not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Contract Agreement or Section 5.4 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury securities or (3) the applicable ownership interest of the Treasury portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of the Securities) and, provided, further, however, that (i) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies;

         (iv) The Remarketing Agreement, upon execution and delivery thereof, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity) and (ii) rights to indemnification and contribution contained therein may be limited by state and federal securities laws or the public policy underlying such laws;

         (v) When the FELINE PACS have been issued, executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to the purchasers thereof pursuant to the terms of the Underwriting Agreement, they will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. ss.ss. 101- 1330, as amended) would not substantively limit the provisions of Sections
         3.15 and 5.06 of the Purchase Contract Agreement or Section 5.4 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury securities or (3) the applicable ownership interest of the Treasury portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of the Securities) and, provided, further, however, that (i) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies;

         (vi) Although the discussion set forth in the Prospectus Supplement under the heading "Certain United States Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of FELINE PACS, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the FELINE PACS, based upon current United States federal income tax law;

         (vii) Such counsel has reviewed the discussion set forth under "ERISA Considerations" in the Prospectus Supplement and are of the opinion that to the extent the discussion relates to conclusions of law, the discussion is accurate in all material respects; and

         (viii) The statements in the Prospectus Supplement under the captions "Description of the FELINE PACS", "Description of the Purchase Contracts", "Description of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Notes", in each case insofar as such statements purport to summarize certain provisions of the Indenture, the Purchase Contracts, the Pledge Agreement and the Notes, fairly summarize such provisions in all material respects.

         Such counsel shall also state that they have been orally advised by the Commission that the Indenture has been qualified under the Trust Indenture Act.

         (e) Cravath, Swaine & Moore, counsel for JP Morgan Chase Bank (the "Bank"), as Purchase Contract Agent, shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

         (i) the Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York;

         (ii) the Bank has the corporate trust power and authority to execute, deliver and perform its duties under the Purchase Contract Agreement and the Pledge Agreement, has duly executed and delivered the Purchase Contract Agreement and the Pledge Agreement, and , insofar as the laws governing the trust powers of the Bank are concerned and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Purchase Contract Agreement and the Pledge Agreement constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

         (iii) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of the Bank is required in connection with the execution and delivery by the Bank of the Purchase Contract Agreement or the Pledge Agreement or the performance by the Bank of its duties thereunder, except such as have been obtained, taken or made; and

         (iv) the execution, delivery and performance by the Bank of the Purchase Contract Agreement and the Pledge Agreement do not conflict with or constitute a breach of the charter or bylaws of the Bank.

         (f) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (h) With respect to the letter of Ernst & Young referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President, a Vice President or its chief financial officer or Treasurer stating that:

         (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a), 7(j), 7(k) and 7(l) have been fulfilled; and

         (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the date of this Agreement, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of this Agreement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (j) Since the date of the latest audited financial statements included in the Prospectus (A) neither the Company nor any of the Significant Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (B) there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (a) (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange, or trading in any securities of the Company on any exchange, shall have been suspended or minimum prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general banking moratorium in New York shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred a change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) that in the judgment of the Representatives is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (a)(iv) above, such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (l) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (m) The New York Stock Exchange, Inc. shall have approved the Income PACS and the Shares for listing, subject only to official notice of issuance.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION 8. Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or
(B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e); and, provided further, that the Company will not be liable to any Underwriter with respect to any Preliminary Prospectus to the extent the Company shall sustain the burden of proving that any such loss, claim, damage or liability resulted from the fact that such Underwriter, in contravention of a requirement of applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus, as then amended or supplemented, if: (i) the Company has previously furnished copies thereof (in sufficient quantity and sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriter and the loss, claim, damage or liability of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such Prospectus (as amended or supplemented) would have fully cured the defect giving rise to such loss, claim, damage or liability. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if (i) the employment of such counsel has been expressly authorized in writing by the Company; (ii) the Company has not assumed the defense of and employed counsel reasonably satisfactory to the Representatives within a reasonable time after notice of the commencement of such action or (iii) the named parties to any such action or proceeding (including impleaded parties) include both an indemnified party and the Company and such indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party, which are different from or additional to those available to the Company, and such counsel's representation of such indemnified party and the Company in such action or proceeding would give rise to a conflict of interest which would make it improper for such counsel to represent both the indemnified party and the Company (in which case the Company shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party). The Company shall not, in connection with any one such action or proceeding, or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm for the Underwriters and all such indemnified parties (in addition to any local counsel), which firm will be designated by the Representatives, as representative of the Underwriters, and the Company shall reimburse all such reasonable fees and expenses as they are billed. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of, and the statements concerning over- allotments and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         SECTION 9. Defaulting Underwriters.

         If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on such Delivery Date if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Securities to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Securities which it agreed to purchase on such Delivery Date pursuant to the terms of
Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives and the Company who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives and the Company do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         SECTION 10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Securities if, prior to that time, any of the events described in Sections 7(j), 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

         SECTION 11. Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         SECTION 12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Parker Weil, Managing Director (fax no.: (212) 449-8636) and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, North Tower, New York, New York, 10080;

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (918) 573-5942);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Representatives.

         SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     THE WILLIAMS COMPANIES, INC.


                                     By /s/ James G. Ivey
                                        ------------------------------------
                                        Name:  James G. Ivey
                                        Title: Treasurer

Accepted:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By  MERRILL LYNCH, PIERCE, FENNER
      & SMITH INCORPORATED


By /s/ Fred Brady Parish
   ---------------------------------
   Authorized Representative



                                 SCHEDULE 1





                                               Number of Firm
       Underwriters                            Securities to be Purchased

Merrill Lynch, Pierce, Fenner &
   Smith Incorporated........................    18,000,000
Salomon Smith Barney Inc.....................    18,000,000
Banc of America Securities LLC...............     4,500,000
Credit Suisse First Boston Corporation.......     4,500,000
Lehman Brothers Inc..........................     4,500,000
Mizuho International plc.....................     4,500,000
BMO Nesbitt Burns Corp.......................       480,000
Barclays Bank PLC............................       480,000
CIBC World Markets Corp......................       480,000
Commerzbank Capital Markets Corp.............       480,000
Credit Lyonnais Securities (USA) Inc.........       480,000
RBC Dain Rausch Inc..........................       480,000
The Royal Bank of Scotland plc...............       480,000
Scotia Capital (USA) Inc.....................       480,000
TD Securities (USA) Inc. ....................       480,000
                                                -----------
Total........................................    40,000,000
                                                 ----------




                                 SCHEDULE 2

Significant Subsidiaries


Williams Gas Pipeline Company, LLC
Transcontinental Gas Pipe Line Corporation
Williams Gas Pipelines Central, Inc.
Northwest Pipeline Corporation
Texas Gas Transmission Corporation
Kern River Gas Transmission Company
Williams Energy Services, LLC
Williams Energy Marketing & Trading Company